Exhibit 99.1
Press Release Dated September 7, 2005

Investor Contact:	Steve Zenker (239) 498-8066 stevezenker@wcicommunities.com

Media Contact:	Ken Plonski (239) 498-8691 kenplonski@wcicommunities.com
FOR IMMEDIATE RELEASE
WCI Communities Appoints Charles E. Cobb, Jr. to its
Board of Directors
Bonita Springs, FL (September 7, 2005) – WCI Communities, Inc. (NYSE: WCI), a leading builder of highly amenitized lifestyle communities, today announced that its Board of Directors appointed Charles E. Cobb, Jr. as a director, effective immediately. The appointment expands the total number of directors to eleven, eight of which are independent. Mr. Cobb will serve on the company’s nominating and compensation committees.
Mr. Cobb, 69, is the CEO and Senior Managing Director of Cobb Partners, Ltd., an investment firm with interests in real estate, international finance, resorts and tourism-related businesses. During the 1970s and 1980s, he was the Chairman and CEO of Arvida Corporation and Disney Development Company and was a member of the Walt Disney Board of Directors, serving on its Executive Committee. Mr. Cobb was the United States Ambassador to Iceland during the administration of George H.W. Bush and served as the Undersecretary and Assistant Secretary at the U.S. Department of Commerce during the Reagan administration.
In his 40 years as the CEO of Arvida Corporation, Disney Development, Kaiser Resorts and Cobb Partners, Mr. Cobb has been responsible for the development of more than 25 new towns and major resort communities in Florida, North Carolina, California, Colorado, Arizona, the Bahamas and France. He is member and the past Chairman of the Board of Trustees of the University of Miami, a former trustee of the Stanford Business School Trust Fund, and a former member of the Florida Governor’s Commission on Education. Mr. Cobb holds a BA and an MBA from Stanford University.
About WCI
WCI Communities, Inc., named America’s Best Builder in 2004 by the National Association of Home Builders and Builder Magazine, has been creating amenity-rich, master-planned lifestyle communities since 1946. Florida-based WCI caters to primary, retirement, and second-home buyers in Florida, New York, New Jersey, Connecticut, Maryland, and Virginia. The Company offers traditional and tower home choices with prices from the high-$100,000s to more than $10 million and features a wide array of recreational amenities in its communities. In addition to homebuilding, WCI generates revenues from its Prudential Florida WCI Realty Division, its mortgage and title businesses, and its amenities, as well as through land sales and joint ventures. The Company currently owns and controls developable land of over 17,000 acres.
Certain information included herein and in other company reports, Security and Exchange Commission filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the company’s anticipated operating results, financial resources, ability to acquire land, ability to sell homes and properties, ability to deliver homes from backlog, and ability to secure materials and subcontractors. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other company reports, filings, statements and presentations. These risks and uncertainties include WCI’s ability to compete in real estate markets where we conduct business; the availability and cost of land in desirable areas in Florida and elsewhere and our ability to expand successfully into those areas; WCI’s ability to obtain necessary permits and approvals for the development of its lands; the availability of capital to WCI and our ability to effect growth strategies successfully; WCI’s ability to pay principal and interest on its current and future debts; WCI’s ability to maintain or increase historical revenues and profit margins; availability of labor and materials and material increases in labor and material costs; increases in interest rates and availability of mortgage financing; the level of consumer confidence; adverse legislation or regulations; unanticipated litigation or legal proceedings; natural disasters; and changes in general economic, real estate and business conditions. If one or more of the assumptions underlying our forward-looking statements proves incorrect, then the company’s actual results, performance or achievements could differ materially from those expressed in, or implied by the forward-looking statements contained in this report. Therefore, we caution you not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This statement is provided as permitted by the Private Securities Litigation Reform Act of 1995.
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For more information about WCI and its residential communities visit
www.wcicommunities.com